SECURITIES AND EXCHANGE COMMISSION

                                WASHINGTON, D.C. 20549


                              -------------------------


                                       FORM 8-K


                                    CURRENT REPORT
                        PURSUANT TO SECTION 13 OF 15(D) OF THE
                           SECURITIES EXCHANGE ACT OF 1934

           Date of Report (Date of earliest event reported): June 19, 2003





                             TEXAS GAS TRANSMISSION, LLC
                  (Exact Name of Registrant as Specified in Charter)



                 Delaware             1-4169           61-0405152
             (State or Other       (Commission        (IRS Employer
             Jurisdiction of       File Number)       Identification No.)
                                   Incorporation)



                   3800 Frederica Street, Owensboro, Kentucky 42304
                 (Address of Principal Executive Offices) (Zip Code)



          Registrant's telephone number, including area code: (270) 926-8686


                          Texas Gas Transmission Corporation
            (Former Name or Former Address, if Changed Since Last Report)

   ITEM 5.  OTHER EVENTS AND REQUIRED FD DISCLOSURE.

   On June 19, 2003, the Company announced the final results of its tender offer for any and all $150 million in aggregate principal amount of its outstanding 8.625% notes due 2004. A copy of the Company's press release announcing completion of these offerings is attached hereto as Exhibit 99.1 and incorporated herein by reference.

   ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

   The following documents are included as exhibits hereto.

        (c)  Exhibits

             EXHIBIT NO.             DESCRIPTION

             99.1                    Press release issued on June 19, 2003


                                 SIGNATURES


   Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned hereto duly authorized.

   Dated:  June 19, 2003

                                TEXAS GAS TRANSMISSION, LLC
                                (Registrant)


                           By:  /S/ JAMIE L. BUSKILL
                                ---------------------------------------
                                Jamie L. Buskill
                                Vice President and Chief Financial Officer

                                                                 EXHIBIT 99.1


                TEXAS GAS TRANSMISSION, LLC ANNOUNCES FINAL RESULTS
                   OF TENDER OFFER FOR ITS 8.625% NOTES DUE 2004

Owensboro, Kentucky, June 19, 2003 - Texas Gas Transmission, LLC (formerly Texas Gas Transmission Corporation) (the "Company") announced today the final results of its tender offer for any and all $150 million in aggregate principal amount of its outstanding 8.625% notes due 2004 (CUSIP No. 882440 AQ 3), which expired at 12:00 midnight New York City time, on June 13, 2003.

Based on a final count by JPMorgan Chase Bank, the Depositary for the offer, a total of $132,715,000 in aggregate principal amount of the notes (88.5% of the aggregate principal amount of notes outstanding) were tendered and not withdrawn before 5:00 p.m. New York City time on May 22, 2003 (the "Early Tender Date"). No notes were tendered after the Early Tender Date. The total consideration per $1,000 principal amount of notes was $1,058.44, which included an early tender premium of $30 per $1,000 principal amount of notes, plus $13.66 of accrued and unpaid interest to May 28, 2003, the settlement date.

Lehman Brothers Inc. and Citigroup Global Markets Inc. served as Dealer Managers for the tender offer, and Innisfree M&A Incorporated served as the Information Agent.

                              # # #

CONTACT:   Texas Gas Transmission, LLC
           Jamie L. Buskill, Chief Financial Officer
           Tel.: (270) 688-6390